Exhibit 10.1
HEALTH GRADES, INC.
2006 EQUITY COMPENSATION PLAN
The purpose of the Health Grades, Inc. 2006 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Health Grades, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
The Plan is an amendment and restatement of the Health Grades, Inc. 1996 Equity Compensation Plan. The Plan, as amended herein, shall be effective when approved by the stockholders of the Company, provided that such approval is obtained no later than September 30, 2006. Outstanding grants under the 1996 Equity Compensation Plan will continue in effect according to their terms.
Section 1. Definitions
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Board” shall mean the Board of Directors of the Company.
(b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
(c) “Change of Control” shall be deemed to have occurred in accordance with the Grant Instrument or, if no definition of Change of Control is contained in the Grant Instrument, if:
(i) After the Effective Date, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board; provided that, with respect to any stockholder that, as of the Effective Date, is such a beneficial owner of more than 10% of the voting outstanding securities of the Company, a change of control shall be deemed to occur if such stockholder becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% of the then outstanding securities of the Company, except where the acquisition is approved by the Board;

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, and on a pro rata basis substantially equivalent to their respective beneficial ownership of voting securities immediately prior to the merger or consolidation, shares entitling such stockholders to a majority of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;
(iii) Any person has commenced a tender offer or exchange offer for 10% or more of the voting power of the then outstanding shares of the Company; or
(iv) After this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e) “Committee” shall mean the Board or the committee that administers the Plan, as described in Section 2.
(f) “Company” shall mean Health Grades, Inc. and shall include its successors.
(g) “Company Stock” shall mean a share of common stock of the Company.
(h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.
(i) “Effective Date” shall mean the date on which the stockholders approve the amendment and restatement of the Company’s 1996 Equity Compensation Plan.

(j) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
(k) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise with respect to a Key Advisor.
(l) “Employer” shall mean the Company and its subsidiaries and other related entities, as determined by the Committee.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n) “Executive Officer” shall have the same meaning as under Rule 3b-7 of the Exchange Act.
(o) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.
(p) “Fair Market Value” shall mean:
(i) If Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or Nasdaq, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not listed on a national securities exchange or Nasdaq, the last reported sale price on the OTC Bulletin Board on the relevant date or, if there were no trades on that date, the latest preceding date (but no earlier than five days preceding the relevant date) upon which a sale was reported, or (z) if the Company Stock is not listed on a national securities exchange or Nasdaq, and if transaction information is not available on the OTC Bulletin Board, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Pink Sheets LLC’s Electronic Quotation System or, if not so reported, as reported in a recognized financial reporting service, as applicable and as the Committee determines.
(ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.
(q) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(r) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
(s) “Grantee” shall mean an Employee, Non-Employee Director or Key Advisor who receives a Grant under the Plan.
(t) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
(u) “Key Advisor” shall mean a consultant or advisor of the Company or a subsidiary of the Company.
(v) “1996 Plan” means the Health Grades, Inc. 1996 Equity Compensation Plan, as in effect before the Effective Date.
(w) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
(x) “Non-Executive Officer Grant Committee” shall mean the Committee described in Section 2(d).
(y) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
(z) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan, as described in Section 6.
(aa) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
(bb) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock, as described in Section 9.
(cc) “Stock Award” shall mean an award of a share of Company Stock, with or without restrictions, as described in Section 7.
(dd) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock, as described in Section 8.

Section 2. Administration
(a) Committee. The Plan shall be administered and interpreted by the Board or by one or more committees appointed by the Board. To the extent that the Board or a committee makes or administers Grants, as applicable, references in the Plan to the “Committee” shall be deemed to refer to such Board or committee. The Board shall approve and administer all Grants made to Non-Employee Directors. The Committee that administers the Plan with respect to Grants to executive officers of the Company shall consist solely of two or more Board members who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The Committee that administers the Plan with respect to Grants that are intended to comply with the requirements of section 162(m) of the Code shall consist of two or more Board members who are “outside directors” as defined in section 162(m) of the Code. The Board may appoint a separate Non-Executive Officer Grant Committee, as described in subsection (d) below, to make some or all Grants to persons who are not members of the Board or executive officers, and which are not intended to comply with the requirements of section 162(m) of the Code. The Non-Executive Officer Grant Committee shall have only the authority set forth in subsection (d), and references in the Plan to the “Committee” shall include the Non-Executive Officer Grant Committee only with respect to the approval of Grants as described in subsection (d). The Board may ratify or approve any Grants as it deems appropriate.
(b) Committee Authority. Subject to subsection (d) below, the Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 16 below, and (v) deal with any other matters arising under the Plan.
(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(d) Non-Executive Officer Grant Committee. The Board may establish a Non-Executive Officer Grant Committee, which shall have the power, solely with respect to Employees who are not executive officers of the Company, to make Grants under the Plan, subject to the following terms and limitations:
(i) The Non-Executive Officer Grant Committee may make Grants only in connection with the hiring of new Employees who are not executive officers of the Comapny or in connection with the promotion of employees to non-executive officer positions.

(ii) The maximum number of shares of Company Stock underlying Grants made to any individual Employee by the Non-Executive Officer Grant Committee may not exceed 75,000 shares in any calendar year, subject to adjustment as described in Section 4(d).
(iii) When granting Options, the Non-Executive Officer Grant Committee shall grant Incentive Stock Options to the extent permissible under the Code; otherwise, such Options shall be Nonqualified Stock Options.
(iv) The Non-Executive Officer Grant Committee may set such vesting terms with respect to Grants as it deems appropriate.
(v) The Exercise Price per share of any Options granted by the Non-Executive Officer Grant Committee shall be at least equal to the Fair Market Value of a share of Company Stock on the date of grant.
(vi) The Non-Executive Officer Grant Committee may provide for an Option term shorter than ten years.
(vii) In all other respects, the Grants made by the Non-Executive Officer Grant Committee shall be governed by the terms of the Grant Instruments in the form then authorized by the Committee that otherwise administers the Plan.
(viii) The Non-Executive Officer Grant Committee’s powers shall be as enumerated in this Section. The Non-Executive Officer Grant Committee shall not otherwise perform the functions of the Committee under this Plan.
(ix) The Committee that otherwise administers the Plan may also make Grants to non-executive officer Employees in accordance with the provisions of the Plan.
(x) The maximum number of shares underlying Grants made by the Non-Executive Officer Grant Committee in any calendar quarter shall not exceed 300,000 shares, subject to adjustment as described in Section 4(d).
(xi) The Non-Executive Officer Grant Committee may not make Grants that are intended to be exempt from the tax deduction limitation of section 162(m) of the Code as “performance-based compensation.”

Section 3. Grants
Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
Section 4. Shares Subject to the Plan
(a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 13,000,000 shares. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the 1996 Plan as of the Effective Date, but does not include shares issued pursuant to the exercise of grants under the 1996 Plan that occur prior to the Effective Date.
(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.
(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 750,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate on or immediately before the date of payment.
(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the maximum number of shares of Company Stock underlying Options that may be granted by the Non-Executive Officer Grant Committee per calendar year to any individual or in the aggregate per calendar quarter, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5. Eligibility for Participation
(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.
Section 6. Options
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its subsidiary corporations, as defined in section 424 of the Code. No Incentive Stock Options may be granted after the date that is the day before the 10th anniversary of the Effective Date. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. If an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, as defined in section 424 of the Code, the Exercise Price per share may not be less than 110% of the Fair Market Value of Company Stock on the date of grant.
(c) Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(f) Termination of Employment, Disability or Death.
(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
(iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
(v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(f)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or subsidiary, as defined in section 424 of the Code.
Section 7. Stock Awards
The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award.
(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 13(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend pertaining to the restrictions in the Grant removed from the stock certificate covering shares subject to restrictions when the applicable restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until the restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until the restrictions on such shares have lapsed.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 8. Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee and set forth in the Grant Instrument. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.
Section 9. Stock Appreciation Rights
The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.
(b) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f).
(c) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as established by the Committee pursuant to Section 9(a) above.
(e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

Section 10. Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the two, as the Committee shall determine.
Section 11. Qualified Performance-Based Compensation
The Committee may determine that Stock Awards, Stock Units and Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply to such Grants. The Committee may also grant Options and SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 11 or otherwise. The following provisions shall apply to Grants of Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
(a) Performance Goals. When Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which performance will be measured, (C) the maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(b) Criteria Used for Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net income, operating income, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures (which may include acquisitions or divestitures that involve a Change of Control). The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Grantees.
(c) Certification of Results. The Committee shall certify the performance results for each performance period after the announcement of the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant under this Section 11 based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Instrument. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units and Other Stock-Based Awards for the performance period shall be forfeited or shall not be made, as applicable.
(d) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants under this Section 11 shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
Section 12. Withholding of Taxes
(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 13. Transferability of Grants
(a) Restrictions on Transfers. Except as described in subsection (b) below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
Section 14. Consequences of a Change of Control
(a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise as set forth in subsection (b) below, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units and Other Stock-Based Awards shall be paid at their target value, or in such other amounts as the Committee may determine.
(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees a period of at least ten days to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iii) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), or (iv) determine that outstanding Grants shall remain in effect according to their terms, if the Company is the surviving corporation.

(c) Committee. If the Committee makes determinations under this Section 14 following a Change of Control, the Committee making such determinations must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the Committee as in effect after the Change of Control shall not have discretion to change the automatic provisions of subsection (a) or, if applicable, vary the determinations made by the Committee under this Section 14 before the Change of Control (including any decision to follow the automatic provisions of subsection (a)).
Section 15. Requirements for Issuance or Transfer of Shares
No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal and self-regulatory organization requirements (including registration, qualification and listing requirements) applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by the Plan, the applicable Grant Instrument, or applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued pursuant to the Grant.
Section 16. Amendment and Termination of the Plan
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable requirements of a stock exchange or national securities association.
(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options granted under the Plan, nor may the Board amend the Plan to permit repricing of Options granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing. Adjustments pursuant to Section 4 shall not be considered a repricing.
(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Awards, Stock Units and Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. On the Effective Date, the amendment and restatement of the Health Grades, Inc. 1996 Equity Compensation Plan into the Health Grades, Inc. 2006 Equity Compensation Plan shall be treated as a new plan for purposes of the Incentive Stock Option requirements of Code Sec. 422(b)(2) and Treas. Reg. Sec. 1.422-2(a)(2)(ii).
(e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(f). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(f) or may be amended by agreement of the Company and the Grantee consistent with the Plan.
(f) Effective Date of the Plan. The Plan shall be effective as of the date of stockholder approval, provided that such approval must be obtained no later than September 30, 2006.
Section 17. Miscellaneous
(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the substitute grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the substituted Option.
(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(d) Rights of Participants. Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated
(f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any law or mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(g) Changes in Accounting Rules. Except as provided otherwise at the time of a Grant, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Grants shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Grants to address such changes.

(h) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.